Exhibit 99.6

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945
Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS CARD.

    Please fold here – Do not separate

The Board of Directors unanimously recommends a vote FOR Items 1 and 2.

1.	Approval of the issuance of shares of First Horizon common stock in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of May 3, 2017, as such agreement may be amended from time to time, by and among First Horizon, Capital Bank Financial Corp. and Firestone Sub, Inc.	☐	For	☐	Against	☐	Abstain

2.	Approval of one or more adjournments of the First Horizon special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the First Horizon stock issuance proposal (Item 1 above).	☐	For	☐	Against	☐	Abstain

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF NOTICE OF SAID MEETING AND THE RELATED JOINT PROXY STATEMENT/PROSPECTUS.

Date	, 2017

Signature(s) in Box
Shareholders sign here exactly as shown on the imprint on this card. When signing as Attorney, Executor, Administrator, Trustee or Guardian, please give full name. If more than one Trustee, all should sign. All Joint Owners should sign.

SPECIAL MEETING OF SHAREHOLDERS

September 7, 2017
3:00 p.m. Central time

FIRST TENNESSEE BUILDING
M-Level Auditorium
165 Madison Avenue
Memphis, TN 38103

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND VOTING INSTRUCTION CARD FOR
FIRST HORIZON NATIONAL CORPORATION SAVINGS PLAN (“Plan”)

Shareholders of Record: The undersigned appoints Charles T. Tuggle, Jr. and Clyde A. Billings, Jr., or any one or both of them with full power of substitution, as proxy or proxies, to represent and vote all shares of stock standing in my name on the books of the corporation at the close of business on July 24, 2017, which I would be entitled to vote if personally present at the special meeting of shareholders of First Horizon National Corporation (“First Horizon”), to be held in the Auditorium of the First Tennessee Building, 165 Madison Avenue, Memphis, Tennessee, on September 7, 2017, at 3 p.m. Central time or any adjournments thereof, upon the matters set forth in the notice of said meeting as stated on the reverse side. The proxies are further authorized to vote in their discretion as to any other matters which may properly come before the meeting. The board of directors, at the time of preparation of the joint proxy statement/prospectus, knows of no business to come before the meeting other than that referred to in the joint proxy statement/prospectus.

Plan Shareholders: Under the terms of the Plan, each participant having funds allocated to the First Horizon Stock Fund is entitled to instruct State Street Bank and Trust Company, plan trustee (“Plan Trustee”), as to the manner in which to vote the shares of First Horizon common stock held in the First Horizon Stock Fund represented by the participant’s interest therein as of July 24, 2017 (the record date for the special meeting of shareholders). The purpose of this instruction card is for the participant to give instructions to the Plan Trustee as to how to vote such shares in connection with the special meeting of shareholders of First Horizon National Corporation to be held in the Auditorium of the First Tennessee Building, 165 Madison Avenue, Memphis, Tennessee, on September 7, 2017, at 3 p.m. Central time or any adjournments thereof, upon the matters set forth in the notice of said meeting as stated on the reverse side and also on any other matters that may properly come before the meeting. The undersigned hereby directs the Plan Trustee to vote the shares of First Horizon common stock in the First Horizon Stock Fund represented by the undersigned’s interest therein as specified on the reverse side.

THE SHARES COVERED BY THIS PROXY/VOTING INSTRUCTION CARD WILL BE VOTED IN ACCORDANCE WITH THE AUTOMATED TELEPHONE VOTING INSTRUCTIONS, THE INTERNET VOTING INSTRUCTIONS, OR THE INSTRUCTIONS GIVEN ON THE REVERSE SIDE. WHEN NO INSTRUCTIONS ARE GIVEN, SHARES HELD OF RECORD THAT ARE COVERED BY THIS CARD WILL BE VOTED, IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, FOR VOTE ITEMS 1 AND 2, AND SHARES HELD IN THE PLAN THAT ARE COVERED BY THIS CARD WILL BY VOTED BY THE PLAN TRUSTEE IN THE SAME PROPORTION AS ALL OTHER PLAN SHARES AS TO WHICH INSTRUCTIONS ARE RECEIVED BY THE PLAN TRUSTEE. ALL THE VOTE ITEMS ARE DESCRIBED IN THE ACCOMPANYING NOTICE OF SPECIAL MEETING AND JOINT PROXY STATEMENT/PROSPECTUS AND ON THE REVERSE SIDE OF THIS CARD.

YOU CAN VOTE BY TELEPHONE, OVER THE INTERNET, OR BY SIGNING, DATING AND RETURNING THIS CARD AS DIRECTED ON THE REVERSE SIDE.

Vote by Internet, Telephone or Mail

There are three ways to vote. Internet or telephone voting is available 24 hours a day, 7 days a week.

Your phone or Internet vote authorizes the named proxies and/or the Plan Trustee to vote your shares in the same manner as if you had marked, signed and returned this card.

You will need the last four digits of your Social Security or Tax ID number to vote your shares on the Internet or by phone.

MAIL
INTERNET	TELEPHONE	Mark, sign and date this card and return it in the postage-paid envelope provided or mail to Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.
www.proxypush.com/fhn	1-866-883-3382
Use the Internet to vote your shares until 11:59 p.m. (CT) on September 4, 2017 (for Plan shares) or September 6, 2017 (for all other shares).	Use any touch-tone telephone to vote your shares until 11:59 p.m. (CT) on September 4, 2017 (for Plan shares) or September 6, 2017 (for all other shares).

If you vote by Internet or by telephone, you do NOT need to mail back this card.